NEITHER THIS DEBENTURE NOR ANY SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS DEBENTURE NOR ANY SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS DEBENTURE OR SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE UNDER SUCH ACT UNLESS SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE ACT.

COMPLIANCE SYSTEMS CORPORATION
SECURED CONVERTIBLE DEBENTURE

$175,000.00	July 1, 2010

FOR VALUE RECEIVED, the undersigned Compliance Systems Corporation, a Nevada corporation (referred to herein as “Borrower” or the “Company”), promises to pay to the order of Agile Opportunity Fund, LLC, its successors or assigns (the “Lender”), the principal sum of One Hundred Seventy-Five Thousand Dollars ($175,000.00) or such lesser principal amount as is then outstanding on June 30, 2011 (the “Maturity Date”), and interest thereon at a rate equal to twenty percent (20%) per annum (the “Interest Rate”).  Interest to accrue hereunder through September 30, 2010 in the amount of $8,652.78 (assuming no Event of Default) shall be due and payable in advance on the date hereof (“Prepaid Interest”).   Payments of interest accruing hereunder after September 30, 2010 shall be due and payable on a monthly basis on the last day of each calendar month prior to the Maturity Date beginning on October 31, 2010.  Borrower shall pay the principal balance then outstanding under this Secured Convertible Debenture (this “Debenture”) plus accrued but unpaid interest in full on the Maturity Date along with payment of any other amounts due hereunder or under the other Loan Documents (as defined below).  The Borrower acknowledges that in addition to the interest due hereunder, Lender shall be entitled to an additional payment, on the Maturity Date or whenever the principal of this Debenture is paid (including in connection with any earlier redemption), such that Lender’s annualized rate of return on such principal payment shall be equal to thirty (30%) percent.  Notwithstanding any other provision hereof, interest paid or becoming due hereunder and any other payments hereunder which may constitute interest shall in no event exceed the maximum rate permitted by applicable law.

Interest and any other amounts due hereunder are payable in lawful money of the United States of America to the Lender at the address set forth in that certain Omnibus Amendment and Securities Purchase Agreement executed by the Borrower, Lender and the other parties thereto dated as of July 1, 2010, as amended from time to time (the “Securities Purchase Agreement”), and pursuant to which this Debenture is issued.  The terms and conditions of the Securities Purchase Agreement and the other Loan Documents (as defined therein) are incorporated by reference herein and made a part hereof.  All capitalized terms not otherwise defined herein shall have the respective meanings as set forth in the Securities Purchase Agreement.

Section 1.  Conversion.

(a)           At any time from the original issue date hereof through the date that this Debenture is paid in full, Lender shall have the right, in its sole discretion, but subject to the provisions of the Securities Purchase Agreement, to convert the principal balance of this Debenture then outstanding plus accrued but unpaid interest, in whole or in part, into shares (each, a “Conversion Share”) of CSC Common Stock at a conversion price per Conversion Share equal to the closing trading price of the CSC Common Stock on the Principal Trading Market on the Conversion Date (as defined in Section 1(b) below), but in no event less than $0.001 per share (the “Conversion Price”).

(b)           Lender may convert this Debenture at the then applicable Conversion Price by the surrender of this Debenture (properly endorsed) to the Company at the principal office of the Borrower, together with the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”) duly completed, dated and executed, specifying therein the principal amount of Debenture and/or outstanding interest to be converted.  The “Conversion Date” shall be the date that such Notice of Conversion and this Debenture is duly provided to Borrower hereunder (or, at Lender's option, the next interest payment date with respect to Lender's conversion of any scheduled interest payment).

(c)           On the date of receipt by the Company of the duly completed, dated and executed Notice of Conversion and this Debenture in accordance with Section 1(b) with respect to a conversion of any portion of this Debenture, the Lender (and any person(s) receiving Conversion Shares in lieu of the Lender) shall be deemed to have become the holder of record for all purposes of the Conversion Shares to which such valid conversion relates.

(d)           As soon as practicable, but not in excess of five business days, after the valid conversion of any portion of this Debenture, the Company, at the Company’s expense (including the payment by Company of any applicable issuance and similar taxes), will cause to be issued in the name of and delivered to the Lender (and/or such other person(s) identified in the Notice of Conversion with respect to such conversion), certificates evidencing the number of duly authorized, validly issued, fully paid and non-assessable Conversion Shares to which the Lender (and/or such other person(s) identified in such Notice of Conversion, shall be entitled to receive upon the conversion), such certificates to be in such reasonable denominations as Lender may request when delivering the Notice of Conversion.  In the event the closing price of the Common Stock on the Principal Trading Market on the date the certificate(s) representing Conversion Shares are actually delivered to the Investor (the "Delivery Date") is less than the Conversion Price in effect as of the Conversion Date, then the Company shall issue to the Investor the number of additional of shares of its Common Stock (the "Guaranty Shares") equal to the difference between the number of Conversion Shares actually delivered to the Investor and the number of Conversion Shares which would have been delivered to the Investor had the Conversion Price been equal to the closing price of the Common Stock on the Principal Trading Market on the Delivery Date (or $0.001 in the event said closing price is less than $0.001).

(e)           If less than the entire principal and accrued interest under this Debenture is being converted, the Company shall execute and deliver to the Lender a new Debenture (dated as of the date hereof) evidencing the principal balance of this Debenture that has not been so converted.

Section 2.  Intentionally Omitted.

Section 3.  Redemption.  (a)  The Borrower at its option shall have the right, upon 15  business days’ advance written notice, to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date.  No portion of the Prepaid Interest shall be refundable or otherwise returned to the Company in the event of any such redemption.

(b)           Notwithstanding the foregoing in the event that the Borrower has elected to repay any outstanding principal amount and accrued interest under this Debenture the Lender shall still be entitled to effectuate conversions as contemplated hereunder through the date of redemption.

Section 4.  Transferability.  Neither this Debenture nor any shares of stock issuable upon conversion of this Debenture have been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state. Neither this Debenture nor any shares of stock issuable upon conversion of this Debenture may be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to this Debenture or shares issuable upon conversion of this Debenture under such Act unless such registration is not required pursuant to a valid exemption therefrom under the Act.  Provided the foregoing requirements are satisfied, this Debenture and any of the rights granted hereunder are freely transferable by the Lender in its sole discretion.

Section 5.  Reservation of Stock.  The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of CSC Common Stock solely for the purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender, not less than such number of shares of the CSC Common Stock as shall be issuable upon the conversion of the outstanding principal of this Debenture and accrued and unpaid interest thereon, subject to the restrictions on Lender’s beneficial ownership of CSC Common Stock set forth in the Securities Purchase Agreement.  If at any time, the Company does not have available an amount of authorized but unissued Common Stock or Common Stock held in treasury necessary to satisfy any conversion of all amounts outstanding under this Debenture, subject to the restrictions on Lender’s beneficial ownership of CSC Common Stock set forth in the Securities Purchase Agreement, the Company shall call and hold a special meeting of its stockholders within 30 days of the occurrence of any shortfall in authorized shares for the purpose of approving an increase in the number of shares of authorized CSC Common Stock to an amount sufficient to enable conversion all amounts outstanding under this Debenture, subject in all respects to compliance with the requirements of Section 14 of the Securities Exchange Act of 1934 to which the Borrower is subject.  The Board of Directors of the Company shall recommend that stockholders vote in favor of increasing the number of authorized shares of CSC Common Stock at any such meeting.  Each member of the Board of Directors of the Company shall also vote all of such director’s voting securities of the Company in favor of such increase in authorized shares.  The Borrower covenants that all shares of CSC Common Stock that may be issuable upon conversion of this Debenture shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.  No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability of this Debenture other than such as have been met or obtained. The execution, delivery and performance of this Debenture and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Borrower or any mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

Section 6.  No Fractional Shares.  Upon a conversion hereunder the Borrower shall not be required to issue stock certificates representing fractions of shares of Common Stock, and in lieu of any fractional shares which would otherwise be issuable, the Borrower shall issue the next highest whole number of shares of Common Stock, as the case may be.

Section 7.  Event of Default.  (a) In the event that any one of the following events shall occur (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

(ii)           The Borrower or any subsidiary of Borrower listed on Schedule 2.7 of the A&R Securities Purchase Agreement (each, a “Subsidiary”) shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture or any Loan Document to which it is a party;

(iii)           The Borrower or any Subsidiary, shall commence, or there shall be commenced against the Borrower or any Subsidiary any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or Subsidiary or there is commenced against the Borrower or Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Borrower or Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or Subsidiary suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or Subsidiary makes a general assignment for the benefit of creditors; or the Borrower or Subsidiary shall fail to pay or shall state that it is unable to pay or shall be liable to pay, its debts as they become due or by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or Subsidiary for the purpose of effecting any of the foregoing; or

(iv)           The Borrower or any Subsidiary shall default (subject to all applicable cure periods) in any of its secured obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any leasing or factoring arrangement of the Borrower, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, then, in any such event, a default by Borrower shall be deemed to occur under this Debenture, which, unless such default is cured (in the case of clause (i) or (ii) of this paragraph (a) only) by Borrower within five business days from delivery of notice (an “Event of Default Notice”) to Borrower of such default, shall be deemed, for the purposes of this Debenture, to be an “Event of Default.”

(b)           Following an Event of Default, the Interest Rate shall increase to 24.99% per annum (but not exceeding the maximum rate permitted by law) immediately following such Event of Default. During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and has not been cured by the Borrower, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Lender's election, immediately due and payable.  The Lender need not provide and the Borrower hereby waives any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

Section 8.  Registration Rights.  The Lender is entitled to certain registration rights with respect to the Conversion Shares as set forth in the Securities Purchase Agreement.

Section 9.  Notices.  Any and all notices, requests, documents or other communications or deliveries required or permitted to be given or delivered hereunder shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.  Notwithstanding anything to the contrary contained in the immediately preceding sentence, an Event of Default Notice may be given by Lender to Borrower via email addressed to: barry@callcompliance.com and shall be deemed given, if prior to 4:00 p.m. New York City time on a business day or at any time on a nonbusiness day, on the immediately following business day.

Section 10.  Governing Law.  This Debenture and the provisions hereof are to be construed according to and are governed by the laws of the State of New York, without regard to principles of conflicts of laws thereof.  Borrower agrees that the New York State Supreme Court located in the County of Nassau, State of New York shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Debenture, the Loan Documents, or otherwise relating to the parties relationship.  In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Debenture, the Loan Documents and/or arising out of or relating to any dispute between the parties, the Lender shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which the Lender may be entitled.

Section 11.  Successors and Assigns.  Subject to applicable securities laws, this Debenture and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Lender.

Section 12.  Entire Agreement; Amendment.  This Debenture may be modified or amended or the provisions hereof waived only with the written consent of the Lender and the Company.

Section 13.  Severability.  Wherever possible, each provision of this Debenture shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Debenture shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Debenture.

IN WITNESS WHEREOF, the Borrower has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

COMPLIANCE SYSTEMS CORPORATION
By:	/s/ Dean Garfinkel
Name: Dean Garfinkel
Title: President

ANNEX A

NOTICE OF CONVERSION
To Be Executed by the Lender
in Order to Convert Debenture

           The undersigned Lender hereby elects to convert $__________ of principal and $_____ of interest currently outstanding and owed under the Secured Convertible Debenture, dated July 1, 2010, of Compliance Systems Corporation (the “Company”), in the original principal amount of $175,000,000 and issued to Agile Opportunity Fund, LLC (the “Debenture”), into shares of the Common Stock, par value $0.001 per share (the “CSC Common Stock”), of the Company at a Conversion Price of $___ of principal and/or interest for each share of CSC Common Stock (such Conversion Price being determined in accordance with the Debenture) and to purchase such  ___________ shares of CSC Common Stock issuable upon conversion of the Debenture, and requests that certificates for such securities shall be issued in the name of:

(please print or type name and address)

(please insert social security or other identifying number)

and be delivered as follows:

please print or type name and address)

(please insert social security or other identifying number)

Lender Name:

By:
Name:
Title:

Conversion Date: